UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2010

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2010, Patricia Fili-Krushel, Executive Vice President, Administration of Time Warner Inc. (the “Company” or “Time Warner”), confirmed that she will resign her position with the Company following the end of 2010 to accept an offer from Comcast Corporation to serve as Chief Administrative Officer of NBC Universal after the closing of the pending transaction between Comcast Corporation and General Electric Company.

Ms. Fili-Krushel will transition her responsibilities during the remainder of 2010 and will resign effective January 1, 2011. The Company will agree to release Ms. Fili-Krushel from the six months remaining in the term of her employment agreement and to grant a limited waiver of the non-competition provision in the employment agreement to permit her to accept the offer and serve in the position at NBC Universal. Because this is a voluntary resignation by Ms. Fili-Krushel, under the terms of her employment agreement, no severance compensation will be paid to her.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Edward Ruggiero
	Name:	Edward Ruggiero
	Title:	Senior Vice President & Treasurer

Date:   November 23, 2010